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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   __________


                                     FORM 8K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 17 1994
                        (Date of earliest event reported)

                            INDUSTRIAL FUNDING CORP.
               (Exact name of registrant specified in its charter)


        OREGON                        0-18071                   93-1013278

(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                      Indentificaton No.)


                               2121 S.W. BROADWAY
                                    SUITE 100
                             PORTLAND, OREGON 97201
          (Address of principal executive offices, including zip code)


                                  (503)228-2111
              (Registrant's telephone number, including area code)

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          On August 15, 1994, Industrial Funding Corp. concluded a preliminary agreement to settle the securities class action litigation pending against Industrial Funding Corp., its subsidiary Industrial Leasing Corporation, its previous majority shareholder, First City, and certain of its former affiliates and subsidiaries, certain directors, certain former directors and officers, its independent auditor, and the underwriters of its December 8, 1989 initial public offering. The proposed settlement is subject to further negotiations of release terms by the parties, and the final approval of the United States District Court for the Northern District of California. When finalized, all claims will be settled in the cases WADE ET AL. V. INDUSTRIAL FUNDING ET AL., BOWER ET AL. V. BELZBERG ET AL., and ALEX BROWN V. INDUSTRIAL FUNDING, originally filed in January of 1992.

          Under the terms of the proposed settlement the Company will contribute $5 million of a total settlement of $10 million. Both sides maintain that their respective litigation positions have merit, but agreed to the settlement to avoid the risk and expense of further litigation.

          All claims for reimbursement of defense costs will also be resolved in the settlement except for the Company's claim against Continental Insurance for recovery of additional legal expenses incurred as a result of these action.

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INDUSTRIAL FUNDING CORP.
                              (Registrant)


Date:     August 17, 1994     By:   /S/ JOHN J. ESTOK
                                   ------------------
                                        John J. Estok
                                   President and Chief Executive Officer


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